Exhibit 77K


For the period ending: 09/30/04

File number: 811-05009


                     [ FORTNER BAYENS LEVKULICH LETTERHEAD]

Securities and Exchange Commission
Washington, DC 20549

Ladies and Gentlemen:

We were previously principal auditors for Colorado BondShares - A Tax-Exempt Fund (the Fund). We have read the Fund's statement included in Attachment 77K in the Form N-SAR, and we agree with such statements.

Very truly yours,


/s/ Fortner, Bayens, Levkulich and Co., P.C.

Denver, CO
November 24, 2004